Registration No. 33-64188


                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

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                       POST EFFECTIVE AMENDMENT NO. 1 TO
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

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                              DMI FURNITURE, INC.
            (Exact name of registrant as specified in its charter)


           DELAWARE                                   41-0678467
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(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)


                               One Oxmoor Place
                               101 Bullitt Lane
                          Louisville, Kentucky 40222
                   (Address of Principal Executive Offices)

                     1978 STOCK OPTION PLAN FOR EMPLOYEES
                     1988 STOCK OPTION PLAN FOR EMPLOYEES
                  NON-EMPLOYEE DIRECTORS STOCK OPTION PROGRAM
                             (Full Title of Plan)

                                Joseph G. Hill
              Executive Vice President, Operations and Secretary
                              DMI Furniture, Inc.
                               One Oxmoor Place
                               101 Bullitt Lane
                          Louisville, Kentucky 40222
                           Telephone: (502) 426-4351
(Name, Address and Telephone Number, including Area Code, of Agent for Service)

                      DEREGISTRATION OF UNSOLD SECURITIES

         This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 33-64188) (the "Registration Statement") of DMI Furniture, Inc. (the "Company"), which was filed with the Securities and Exchange Commission and became effective on June 2, 1993. The Registration Statement registered 587,000 shares of the Company's common stock for sale pursuant to the 1978 Stock Option Plan for Employees, the 1988 Stock Option Plan for Employees and the Non-Employee Directors Stock Option Program.

         On October 1, 2003, Churchill Acquisition Corp. ("Churchill"), a wholly owned subsidiary of Flexsteel Industries, Inc. ("Flexsteel"), was merged with and into the Company pursuant to the Agreement and Plan of Merger, dated as of August 12, 2003, by and among Flexsteel, Churchill and the Company, and the Company became a wholly owned subsidiary of Flexsteel. As a result of the merger, the offering of the Company's common stock pursuant to the Registration Statement has been terminated. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company registered but unsold under the Registration Statement.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, State of Kentucky, on this 9th day of October, 2003.

                                                  DMI FURNITURE, INC.


                                                  By: /s/ Donald D. Dreher
                                                      ------------------------
                                                      Donald D. Dreher
                                                      President and Chief
                                                      Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


   Date:  October 9, 2003                      /s/ Donald D. Dreher
                                        ---------------------------------------
                                                   Donald D. Dreher
                                        President and Chief Executive Officer


   Date:  October 9, 2003                     /s/ Phillip J. Keller
                                        ---------------------------------------
                                                  Phillip J. Keller
                                               Vice President, Finance,
                                             Chief Financial Officer and
                                            Treasurer (Principal Financial
                                                and Accounting Officer)


   Date:  October 9, 2003                     /s/ K. Bruce Lauritsen
                                        ---------------------------------------
                                                  K. Bruce Lauritsen
                                                       Director


   Date:  October 9, 2003                     /s/ Jeffrey T. Bertsch
                                        ---------------------------------------
                                                  Jeffrey T. Bertsch
                                                       Director


   Date:  October 9, 2003                     /s/ Patrick M. Crahan
                                        ---------------------------------------
                                                  Patrick M. Crahan
                                                       Director